Camden National Corporation Reports 11% Increase in Earnings for Nine Months Ended September 30, 2011

CAMDEN, Maine, Oct. 25, 2011 /PRNewswire/ -- Camden National Corporation (NASDAQ: CAC; "Camden National") reported net income for the nine months ended September 30, 2011 of $20.3 million, an increase of 11% compared to $18.3 million for the same period in 2010. Earnings per diluted share for the nine months ended September 30, 2011 and 2010 were $2.65 and $2.39, respectively.

"We are pleased to report strong financial performance for the first nine months of 2011," said Gregory A. Dufour, president and chief executive officer, "given various economic stresses such as the current low interest rate environment, continued negative impact to both revenues and expenses resulting from various changes in government regulations, and the impact of what some are terming a potential 'double dip' recession. We continue to improve on key year-to-date performance measures with return on assets increasing to 1.17% for 2011 compared to 1.08% for the same period a year ago, and return on equity increasing to 12.73% for 2011 from 12.43% for 2010."

Net income was $6.9 million for the third quarter of 2011, a decrease of $512,000 compared to the third quarter of 2010 and $141,000 compared to the second quarter of 2011. Earnings per diluted share were $0.90 for the third quarter of 2011, compared to $0.97 and $0.92 for the third quarter of 2010 and the second quarter of 2011, respectively.

"The primary reason for the decline was the impact of several non-recurring items in both the third quarter 2011 and 2010," said Dufour, further commenting on these results. "Other than non-recurring items, the performance of the third quarter of 2011 was comparable to the performance of the third quarter of 2010."

Balance Sheet Highlights

Camden National's total assets were $2.3 billion at September 30, 2011, an increase of $40.7 million compared to December 31, 2010. Total loans of $1.5 billion at September 30, 2011, decreased $17.2 million, or 1%, compared to December 31, 2010. The decrease was primarily related to the decline in the residential real estate loan portfolio of $20.7 million as Camden National has been selling all thirty-year fixed rate mortgage production given the current low interest rate environment. We have experienced mixed loan growth results since year-end with commercial loans growing 6% while commercial real estate loans decreased 1% and consumer loan balances declined 8%.

Total deposits of $1.6 billion at September 30, 2011 increased $125.4 million, or 8%, compared to December 31, 2010. Since year-end, we have experienced strong core deposit growth of $150.8 million, or 16%, while retail certificates of deposit declined $47.2 million, or 10%. The growth in checking, savings and money market accounts is primarily due to a combination of businesses and individuals maintaining higher balances in short-term deposits, the acquisition of several large deposit relationships and the typical seasonal inflow of deposits during the third quarter of each year.

Asset Quality and the Provision for Credit Losses

The provision for credit losses of $1.2 million for the third quarter of 2011 increased $212,000 compared to the second quarter of 2011 and decreased $109,000 from the third quarter of 2010. The increase in the provision from the second to the third quarter of 2011 is due to an increase in the net charge-offs between quarters and management's decision to build Camden National's allowance for credit losses to 1.52% of total loans.

Camden National's ratio of non-performing assets to total assets increased to 1.26% compared to 1.03% as of September 30, 2010, but this ratio continued to compare favorably to our national peer group's average of 3.72%, based on the most recent Bank Holding Company Performance Report dated June 30, 2011. When comparing the non-performing asset composition from a year ago, residential real estate non-accrual loans increased $3.3 million, commercial real estate non-accrual loans increased $2.9 million, restructured loans increased $1.3 million, and other real estate owned declined $871,000.

Net Interest Income

Camden National's net interest income of $18.6 million for the third quarter of 2011 decreased $916,000 and $232,000 compared to the second quarter of 2011 and the third quarter of 2010, respectively. Net interest income for the second quarter 2011 included loan related non-recurring fees of $600,000. Net interest income continues to trend downwards in the current low interest rate environment as cash flows from earning assets are replaced at today's compressed yields, while funding cost reductions are minimal. The tax equivalent net interest margin decreased to 3.51% for the third quarter of 2011, compared to 3.64% and 3.61% for the second quarter of 2011 and the third quarter of 2010, respectively.

Net interest income for the nine months ended September 30, 2011, increased $1.3 million, or 2%, to $56.8 million, compared to $55.5 million for the same period a year ago. The increase in net interest income is primarily due to an increase in our average earning assets of $66.9 million, partially offset by a decline in our net interest margin to 3.55% from 3.60% for the nine months ended September 30, 2011 and 2010, respectively.

Non-Interest Income and Non-Interest Expense

Non-interest income of $5.8 million for the third quarter of 2011 decreased $974,000, or 14%, compared to the third quarter of 2010. The decline in non-interest income was primarily due to a $1.9 million decrease in other income, partially offset by a $509,000 increase in income from bank-owned life insurance. The $1.9 million decrease in other income was primarily related to one significant event, a $2.0 million legal settlement received in the third quarter of 2010. On a linked-quarter basis (comparing current quarter results to the previous quarter), third quarter 2011 non-interest income increased $819,000, primarily related to non-recurring bank-owned life insurance proceeds of $550,000 recorded in the third quarter of 2011.

Non-interest income of $15.9 million for the nine months ended September 30, 2011, increased $153,000, or 1%, compared to the same period in 2010.

Non-interest expense of $13.3 million for the third quarter of 2011 decreased $152,000, or 1%, compared to the third quarter of 2010, primarily related to lower FDIC deposit assessments of $422,000 and declines in write-downs of other real estate owned of $119,000, partially offset by an increase in salaries and employee benefits of $488,000. The growth in salaries and employee benefits reflect an increase in employees' incentive compensation of $326,000, based on our 2011 financial performance exceeding benchmarks determined by the Board of Directors. On a linked-quarter basis, non-interest expense was unchanged.

Non-interest expense of $39.9 million for the nine months ended September 30, 2011, increased $626,000 compared to the same period in 2010. This 2% increase relates to increases in salaries and employee benefit costs and consulting fees, partially offset by a decline in write-downs of other real estate owned and lower FDIC deposit assessments.

Dividends and Capital

The Board of Directors approved a dividend of $0.25 per share, payable on October 31, 2011, to shareholders of record on October 17, 2011. This resulted in an annualized dividend yield of 3.67%, based on the September 30, 2011, closing price of Camden National's common stock of $27.23 per share as reported on NASDAQ.

Camden National's total risk-based capital ratio increased to 16.05% at September 30, 2011, compared to 14.56% at September 30, 2010, and 15.05% at December 31, 2010, as capital levels increased from retained earnings. Camden National and its wholly-owned subsidiary Camden National Bank, exceeded the minimum total risk-based, tier 1 and tier 1 leverage ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered "well capitalized."

The Board of Directors also authorized the 2011 Common Stock Repurchase Program ("Repurchase Program"). The Repurchase Program will allow for the repurchase of up to 500,000 shares, or approximately 6.5%, of the Company's outstanding common stock over the next year.

"One important component of our capital plan is a stock buyback program which will provide flexibility to efficiently return capital to our shareholders," Dufour explained. "The Repurchase Program allows the buyback of common shares at times when the market may not value our stock appropriately." The Repurchase Program will expire on October 1, 2012.

About Camden National Corporation

Camden National Corporation, headquartered in Camden, Maine, is the holding company employing more than 400 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 38 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor and Ellsworth. Located at Camden National Bank, Camden Financial Consultants, formerly known as Acadia Financial Consultants, offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "plan," "target," or "goal," or future or conditional verbs such as "will," "may", "might", "should," "would", "could" and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include, but are not limited to, the following: (1) general, national, regional or local economic conditions which are less favorable than anticipated; (2) changes in loan default and charge-off rates; ; including such actions resulting from worsening of credit quality performance due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (3) competitive pressures on pricing of products and services; (4) success, impact, and timing of our business strategies, including market acceptance of any new products or services; (5) changes in accounting policies and principles and the accuracy of our assumptions and estimates used to prepare financial statements; (6) extended disruption of vital infrastructure; (7) the final outcome of significant litigation or threatened litigation; (8) the outcome of judicial and regulatory decisions regarding practices in the residential mortgage industry, including, among other things, the process followed for foreclosing residential mortgages; (9) declines in the securities and financial markets; (10) reductions in deposit levels; (11) declines in mortgage loan refinancing, equity loan and line of credit activity; (12) changes and movements in the domestic interest rate environment and inflation; (13) changes in the carrying value of investment securities and other assets; (14) further actions by the U.S. government and Treasury Department, including actions similar to the Federal Home Loan Mortgage Corporation conservatorship, which could have a negative impact on Camden National's investment portfolio and earnings; (15) misalignment of Camden National's interest-bearing assets and liabilities; (16) increases in loan repayment rates affecting interest income and the value of mortgage servicing rights; (17) changing business, banking, or regulatory conditions or policies, or new legislation affecting the financial services industry, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, and future regulations to be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau (CFPB), to implement the Act's provisions, any of which could lead to changes in the competitive balance among financial institutions, restrictions on bank activities; and, (18) changes in costs (including deposit insurance premiums), increased regulatory scrutiny, declines in consumer confidence in depository institutions, or changes in the secondary market for bank loan and other products; and changes in accounting rules, Federal and State laws, Internal Revenue Service regulations, and other regulations and policies governing financial holding companies and their subsidiaries which may impact our ability to take appropriate action to protect or maximize our financial interests in certain loan situations. Additional factors that could also cause results to differ materially from those described above can be found in the Company's periodic reports. For more information about these factors please see our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise and assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Use of Non-GAAP Financial Measures

This document may contain GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Camden National's results of operations or financial position. If and where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can also be found in this document or the Form 8-K related to this document, all of which can be found on Camden National's website at www.camdennational.com.

Annualized Data

Certain returns, yields, and performance ratios, are presented on an "annualized" basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts. For example, net loan charge-offs to average loans, are most often expressed in terms of an annual rate like 0.20%. As such, a net loan charge-offs to average loans ratio of 0.05% for a quarter would represent 0.20%, annualized.

Statement of Condition Data (unaudited)

	September 30,	September 30,	December 31,
(In thousands, except number of shares)	2011	2010	2010

Assets
Cash and due from banks	$89,266	$33,382	$31,009
Securities
Securities available for sale, at fair value	591,955	541,235	553,579
Securities held to maturity, at amortized cost	-	36,745	36,102
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	21,962	21,962	21,962
Total securities	613,917	599,942	611,643
Trading account assets	2,162	2,173	2,304
Loans held for sale	762	2,456	5,528
Loans	1,512,312	1,536,077	1,524,752
Less allowance for loan losses	(23,011)	(22,336)	(22,293)
Net loans	1,489,301	1,513,741	1,502,459
Goodwill and other intangible assets	45,389	45,966	45,821
Bank-owned life insurance	44,019	42,796	43,155
Premises and equipment, net	23,970	25,884	25,044
Deferred tax asset	11,341	11,317	12,281
Interest receivable	6,519	7,337	6,875
Prepaid FDIC assessment	5,088	6,686	6,155
Other real estate owned	1,759	2,630	2,387
Other assets	13,223	13,692	11,346
Total assets	$2,346,716	$2,308,002	$2,306,007

Liabilities
Deposits
Demand	$278,900	$226,678	$229,547
Interest checking, savings and money market	823,349	747,000	721,905
Retail certificates of deposit	417,456	492,397	464,662
Brokered deposits	121,552	116,173	99,697
Total deposits	1,641,257	1,582,248	1,515,811
Federal Home Loan Bank advances	126,953	164,397	214,236
Other borrowed funds	279,033	287,810	302,069
Junior subordinated debentures	43,691	43,589	43,614
Accrued interest and other liabilities	33,843	25,768	24,282
Total liabilities	2,124,777	2,103,812	2,100,012

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,678,143, 7,657,098, and 7,658,496 shares on September 30, 2011
and 2010 and December 31, 2010, respectively	51,375	50,763	50,936
Retained earnings	165,300	146,179	150,730
Accumulated other comprehensive income
Net unrealized gains on securities available for sale, net of tax	13,485	10,817	6,229
Net unrealized losses on derivative instruments, at fair value, net of tax	(7,072)	(2,636)	(709)
Net unrecognized losses on post-retirement plans, net of tax	(1,149)	(933)	(1,191)
Total accumulated other comprehensive income	5,264	7,248	4,329
Total shareholders' equity	221,939	204,190	205,995
Total liabilities and shareholders' equity	$2,346,716	$2,308,002	$2,306,007

Statement of Income Data (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except number of shares and per share data)	2011	2010	2011	2010

Interest income
Interest and fees on loans	$19,515	$20,685	$59,241	$61,725
Interest on U.S. government and sponsored enterprise obligations	4,439	5,037	14,241	15,366
Interest on state and political subdivision obligations	387	528	1,284	1,601
Interest on federal funds sold and other investments	45	28	125	84
Total interest income	24,386	26,278	74,891	78,776
Interest expense
Interest on deposits	2,842	3,734	8,820	11,812
Interest on borrowings	2,265	2,953	7,319	9,357
Interest on junior subordinated debentures	632	712	1,983	2,108
Total interest expense	5,739	7,399	18,122	23,277
Net interest income	18,647	18,879	56,769	55,499
Provision for credit losses	1,182	1,291	3,271	5,237
Net interest income after provision for credit losses	17,465	17,588	53,498	50,262
Non-interest income
Income from fiduciary services	1,517	1,618	4,503	4,697
Service charges on deposit accounts	1,296	1,151	3,879	3,716
Other service charges and fees	878	945	2,691	2,507
Bank-owned life insurance	910	401	1,784	1,119
Brokerage and insurance commissions	307	419	1,050	1,065
Mortgage banking income, net	368	160	500	332
Net gain (loss) on sale of securities	177	(188)	197	(188)
Other income	433	2,331	1,433	2,765
Non-interest income before other-than-temporary
impairment of securities	5,886	6,837	16,037	16,013
Other-than-temporary impairment of securities	(61)	(38)	(88)	(217)
Total non-interest income	5,825	6,799	15,949	15,796
Non-interest expenses
Salaries and employee benefits	7,437	6,949	21,402	19,472
Furniture, equipment and data processing	1,149	1,150	3,518	3,396
Net occupancy	944	899	2,960	2,830
Consulting and professional fees	601	591	2,143	1,929
Regulatory assessments	410	832	1,515	2,149
Other real estate owned and collection costs	517	636	1,423	2,768
Amortization of identifiable intangible assets	144	144	433	432
Other expenses	2,105	2,258	6,470	6,262
Total non-interest expenses	13,307	13,459	39,864	39,238
Income before income taxes	9,983	10,928	29,583	26,820
Income taxes	3,054	3,487	9,245	8,480
Net income	$6,929	$7,441	$20,338	$18,340

Selected Financial and Per Share Data:
Return on average equity	12.44%	14.66%	12.73%	12.43%
Return on average tangible equity	15.67%	19.01%	16.18%	16.22%
Return on average assets	1.19%	1.29%	1.17%	1.08%
Efficiency ratio (1)	53.97%	51.22%	54.20%	53.90%
Basic earnings per share	$0.90	$0.97	$2.65	$2.40
Diluted earnings per share	$0.90	$0.97	$2.65	$2.39
Cash dividends declared per share	$0.25	$0.25	$0.75	$0.75
Weighted average number of common shares outstanding	7,677,972	7,657,098	7,671,911	7,655,097
Diluted weighted average number of common shares outstanding	7,683,570	7,663,051	7,680,401	7,660,919

(1) Computed by dividing non-interest expense by the sum of net interest income (tax equivalent) and non-interest income
(excluding securities gains/losses).

Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Nine Months Ended			At or for the Nine Months Ended
	September 30, 2011			September 30, 2010
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$568,477	$14,346	3.36%	$497,312	$15,434	4.14%
Securities - nontaxable (1)	45,220	1,975	5.82%	55,047	2,463	5.97%
Trading account assets	2,256	20	1.16%	1,895	16	1.13%
Loans: (1) (2)
Residential real estate	593,072	22,799	5.13%	623,409	25,125	5.37%
Commercial real estate	465,988	19,302	5.46%	440,720	19,039	5.70%
Commercial	177,952	6,904	5.12%	175,689	7,236	5.43%
Municipal	20,967	719	4.58%	16,417	675	5.50%
Consumer	281,608	9,769	4.64%	278,116	9,887	4.75%
Total loans	1,539,587	59,493	5.13%	1,534,351	61,962	5.36%
Total interest-earning assets	2,155,540	75,834	4.67%	2,088,605	79,875	5.08%
Cash and due from banks	32,540			33,930
Other assets	155,105			162,127
Less allowance for loan losses	(22,822)			(21,913)
Total assets	$2,320,363			$2,262,749

Liabilities & Shareholders' Equity
Interest-bearing liabilities:
Interest checking accounts	$252,637	411	0.22%	$249,441	681	0.36%
Savings accounts	169,586	314	0.25%	153,781	358	0.31%
Money market accounts	331,936	1,777	0.72%	285,972	1,781	0.83%
Certificates of deposit	441,394	4,876	1.48%	528,784	7,694	1.95%
Total retail deposits	1,195,553	7,378	0.83%	1,217,978	10,514	1.15%
Brokered deposits	122,788	1,442	1.57%	104,135	1,298	1.67%
Junior subordinated debentures	43,653	1,983	6.07%	43,553	2,108	6.47%
Borrowings	479,949	7,319	2.04%	477,023	9,357	2.62%
Total wholesale funding	646,390	10,744	2.22%	624,711	12,763	2.73%
Total interest-bearing liabilities	1,841,943	18,122	1.32%	1,842,689	23,277	1.69%

Demand deposits	241,480			200,515
Other liabilities	23,296			22,197
Shareholders' equity	213,644			197,348
Total liabilities & shareholders' equity	$2,320,363			$2,262,749

Net interest income (fully-taxable equivalent)		57,712			56,598
Less: fully-taxable equivalent adjustment		(943)			(1,099)
Net interest income		$56,769			$55,499

Net interest rate spread (fully-taxable equivalent)			3.35%			3.39%
Net interest margin (fully-taxable equivalent)			3.55%			3.60%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)

	At or for Nine Months Ended	At or for Six Months Ended	At or for Three Months Ended	At or for Twelve Months Ended	At or for Nine Months Ended
(In thousands)	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Non-accrual loans:
Residential real estate	$9,060	$8,581	$8,171	$7,225	$5,793
Commercial real estate	9,596	7,661	6,442	6,072	6,725
Commercial	4,278	3,809	3,977	4,421	4,334
Consumer	1,502	1,464	1,337	1,721	1,155
Total non-accrual loans	24,436	21,515	19,927	19,439	18,007
Loans 90 days past due and accruing	-	-	430	711	1,034
Renegotiated loans not included above	3,310	3,447	2,584	2,295	2,055
Total non-performing loans	27,746	24,962	22,941	22,445	21,096
Other real estate owned:
Residential real estate	1,098	989	251	284	412
Commercial real estate	661	827	1,939	2,103	2,218
Total other real estate owned	1,759	1,816	2,190	2,387	2,630
Total non-performing assets	$29,505	$26,778	$25,131	$24,832	$23,726

Loans 30-89 days past due:
Residential real estate	$1,447	$500	$2,739	$2,493	$3,186
Commercial real estate	1,149	1,668	2,786	1,439	1,234
Commercial	1,226	771	1,393	928	2,772
Consumer	505	344	358	926	436
Total loans 30-89 days past due	$4,327	$3,283	$7,276	$5,786	$7,628

Allowance for loan losses at the beginning of the period	$22,293	$22,293	$22,293	$20,246	$20,246
Provision for loan losses	3,270	2,083	1,117	6,325	5,242
Charge-offs:
Residential real estate	1,036	797	172	1,262	1,103
Commercial real estate	946	325	231	1,382	844
Commercial	1,080	755	378	1,502	1,098
Consumer	355	140	66	1,401	760
Total charge-offs	3,417	2,017	847	5,547	3,805
Total recoveries	865	630	324	1,269	653
Net charge-offs	2,552	1,387	523	4,278	3,152
Allowance for loan losses at the end of the period	$23,011	$22,989	$22,887	$22,293	$22,336

Components of allowance for credit losses:
Allowance for loan losses	$23,011	$22,989	$22,887	$22,293	$22,336
Liability for unfunded credit commitments	26	31	28	25	47
Balance of allowance for credit losses	$23,037	$23,020	$22,915	$22,318	$22,383

Ratios:
Non-performing loans to total loans	1.83%	1.61%	1.49%	1.47%	1.37%
Non-performing assets to total assets	1.26%	1.15%	1.08%	1.08%	1.03%
Allowance for credit losses to total loans	1.52%	1.48%	1.49%	1.46%	1.45%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.30%	0.22%	0.14%	0.29%	0.32%
Year-to-date	0.22%	0.18%	0.14%	0.28%	0.27%
Allowance for credit losses to non-performing loans	83.03%	92.22%	99.89%	99.44%	106.10%
Loans 30-89 days past due to total loans	0.29%	0.21%	0.47%	0.38%	0.50%

Selected Financial Data (unaudited)

			At or for
	At or for the Nine Months Ended		the Year Ended
	September 30,		December 31,
	2011	2010	2010

Tier 1 leverage capital ratio	9.43%	8.65%	8.77%
Tier 1 risk-based capital ratio	14.80%	13.30%	13.80%
Total risk-based capital ratio	16.05%	14.56%	15.05%
Tangible equity to tangible assets (1)	7.67%	6.99%	7.09%
Book value per share	$28.91	$26.67	$26.90
Tangible book value per share (2)	$22.99	$20.66	$20.91

Investment Data (unaudited)

	September 30, 2011
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value

Available for sale
Obligations of U.S. government sponsored enterprises	$59,908	$510	$(28)	$60,390
Obligations of states and political subdivisions	39,234	3,004	-	42,238
Mortgage-backed securities issued or guaranteed by
U.S. government sponsored enterprises	454,125	19,907	(91)	473,941
Private issue collateralized mortgage obligations (CMO)	12,942	-	(1,799)	11,143
Total debt securities	566,209	23,421	(1,918)	587,712
Equity securities	5,000	-	(757)	4,243
Total securities available for sale	$571,209	$23,421	$(2,675)	$591,955

Other securities
Federal Home Loan Bank Stock	$21,031	$-	$-	$21,031
Federal Reserve Bank Stock	931	-	-	931
Total other securities	$21,962	$-	$-	$21,962

Trading account assets				$2,162

(1) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by total assets less goodwill and other intangible assets.
(2) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by the number of common shares outstanding.

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CONTACT: Susan M. Westfall, Senior Vice President, Clerk, Camden National Corporation, +1-207-230-2096, swestfall@camdennational.com